KEEFE, BRUYETTE & WOODS, INC.
                        SPECIALISTS IN FINANCIAL SERVICES

                       211 BRADENTON AVE. DUBLIN, OH 43017
     PHONE                                                              FAX
614-766-8400                                                        614-766-8406






November 10, 2004



                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the use of the form of our opinion letter to the Board of Directors of Combanc, Inc. included as an exhibit to the Joint Proxy Statement/Prospectus relating to the proposed merger of Combanc, Inc. and First Defiance Financial Corp. and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of Amendment No. 1 to the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.








Keefe, Bruyette & Woods, Inc.